Exhibit 23.1

Consent of UHY LLP

We hereby consent to the inclusion in the Registration Statement on Form S-1 (Registration No. 333-142363) of Vanguard Natural Resources, LLC of our report dated April 20, 2007, with respect to the consolidated financial statements of Vanguard Natural Gas, LLC (formerly Nami Holding Company, LLC),  and Subsidiaries as of December 31, 2006 and for the year then ended.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ UHY LLP

Houston, Texas

August 20, 2007